UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2026

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4400 Route 9 South, Suite 3100, Freehold, NJ 07728

(Address of principal executive offices, including ZIP code)

(732) 780-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	ALBT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2026, Avalon GloboCare Corp. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) for the purpose of holding a stockholder vote on Proposals 1, 2, 3, 4, 5, and 6 set forth below. A total of 4,364,690 shares of the Company’s common stock, constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders:

1.	Elected four (4) members of the Company’s board of directors (the “Board”) to serve for a one-year term to expire at the 2027 annual meeting of stockholders;

2.	Ratified the appointment of M&K CPAS, PLLC (“M&K”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	Approved the Avalon GloboCare Corp. 2026 Stock Incentive Plan (the “2026 Plan Proposal”);

4.	Approved, on an advisory basis, the 2025 compensation of our named executive officer (the “Say-on-Pay Proposal”);

5.	Approved, for the purposes of complying with Nasdaq Listing Rule 5635(d), (i) the issuance of Series A-1 warrants to purchase up to 6,372,550 shares of common stock (the “Series A-1 Warrants”), (ii) the issuance of Series A-2 warrants to purchase up to 6,372,550 shares of common stock (the “Series A-2 Warrants” and together with the Series A-1 Warrants, the “Warrants”), (iii) the issuance of warrants (the “Placement Agent Warrants”) to purchase up to 318,628 shares of common stock issued to H.C. Wainwright & Co., LLC (the “Placement Agent”) and (iv) the shares of common stock issuable upon the exercise of the Warrants and the Placement Agent Warrants all issued in connection with our private placement that closed on February 27, 2026 (the “February 2026 Warrant Issuance Proposal”); and

6.	Approved a proposal to give the Board the authority, at its discretion, to file a certificate of amendment to the Company’s amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”), to effect a reverse split of the Company’s issued common stock at a ratio that is not less than 1-for-2 and not greater than 1-for-25, without reducing the authorized number of shares of the Company’s common stock, with the exact ratio to be selected by the Board in its discretion and to be effected, if at all, in the sole discretion of the Board at any time following stockholder approval of the amendment to the Company’s Certificate of Incorporation and before June 9, 2027 without further approval or authorization of the stockholders (the “Reverse Stock Split Proposal”).

The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 17, 2026, are as follows:

Proposal 1. At the Annual Meeting, the terms of all current members of the Company’s board of directors expired. All of the four (4) nominees for director were elected to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the four (4) directors were as follows:

Directors	For	Withhold	Broker Non-Votes
Wenzhao “Daniel” Lu	1,141,805	359,185	2,863,700
Lourdes Felix	1,411,624	89,366	2,863,700
Steven A. Sanders	1,435,430	65,560	2,863,700
Michael Mathews	1,440,611	60,379	2,863,700

Proposal 2. At the Annual Meeting, appointment of M&K as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2026 was ratified and approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
4,250,597	110,736	3,357	0

Proposal 3. At the Annual Meeting, the stockholders approved the 2026 Plan Proposal. The result of the votes to approve the 2026 Plan Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
880,827	618,585	1,578	2,863,700

Proposal 4. At the Annual Meeting, the stockholders approved the Say-on-Pay Proposal. The result of the votes to approve the Say-on-Pay Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
1,414,027	32,635	54,328	2,863,700

Proposal 5. At the Annual Meeting, the stockholders approved the February 2026 Warrant Issuance Proposal. The result of the votes to approve the February 2026 Warrant Issuance Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
925,882	570,691	4,417	2,863,700

Proposal 6. At the Annual Meeting, the stockholders approved the Reverse Stock Split Proposal. The result of the votes to approve the Reverse Stock Split Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
3,605,584	741,154	17,952	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2026	AVALON GLOBOCARE CORP.

/s/ Luisa Ingargiola
Luisa Ingargiola
Chief Strategy Officer

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